March 23, 2006

FIVE STAR GROUP, INC.
903 Murray Road
P.O. Box 1960
East Hanover, New Jersey 07936

       Attention: Steve Schilit, Exec. Vice President

               Re: $35,000,000 Revolving Loan from Bank of America, N.A. to Five
                    Star Group, Inc.

                   SIXTH MODIFICATION AGREEMENT:
                             Waiver of Fixed Charge Coverage for
                             the fiscal quarter and fiscal year
                             ending December 31 2005 and
                             resetting of Fixed Charge Coverage
                             effective as at March 31, 2006 and
                             thereafter and resetting of covenant
                             prohibiting losses in any two fiscal
                             consecutive quarters

Dear Mr. Schilit:

                 On or about June 20, 2003, Five Star Group, Inc. ("Borrower") and Bank of America, N.A. (through its predecessor Fleet Capital Corporation and hereinafter "Lender") entered into a certain Loan and Security Agreement which has been amended by the following instruments of modification (such certain Loan and Security Agreement as so amended being hereinafter referred to as the "Loan Agreement"):

(a) an instrument of modification dated as of May 28, 2004 and entitled "First Modification Agreement";

(b) an instrument of modification dated as of March 22, 2005 and entitled "Second Modification Agreement";

(c) an instrument of modification dated as of June 1, 2005 and entitled "Third Modification Agreement";

(d) an instrument of modification dated as of September 26, 2005, but effective as of August 1, 2005, and entitled "Fourth Modification Agreement"; and

(e) an instrument of modification dated as of November 14, 2005, but effective as of August 1, 2005, and constituting a fifth modification agreement.
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                 Section 5.21(a) and (b) of the Loan Agreement provides as
follows:

                  Fixed Charge Coverage:

                         (a) As at March 31, 2003 and continuing at all times
                  thereafter, BORROWER must maintain its "Fixed Charge Coverage" at a ratio greater than 1.1 to 1.0.

                         (b) Compliance with this Section will be tested
                  quarterly and annually, using a rolling 12 month basis, by reference to BORROWER's annual and quarterly financial statements required to be submitted pursuant to Section 5.6 above and by using GAAP.

                 Borrower has failed to comply with the aforesaid covenant for its fiscal quarter and fiscal year ending December 31 2005, because its Fixed Charge Coverage as at such test date was less than 1.1 to 1.0. Borrower's failure to comply with the aforesaid covenant constitutes an Event of Default under, among other provisions, Section 7.2 of the Loan Agreement.

                 Borrower has asked that Lender waive such Event of Default for the fiscal quarter and fiscal year ending December 31, 2005. Borrower has also asked that Lender reset the Fixed Charge Coverage effective with the fiscal quarter ending March 31, 2006, and for all fiscal quarters thereafter. Borrower has lastly asked that Lender amend the covenant prohibiting losses in any two fiscal consecutive quarters so that it will not be tested as at March 31, 2006.

                 In this regard, please be advised that Lender will honor Borrower's request and does hereby do each of the following:

                 (i) Lender does hereby waive Borrower's default for failing to comply with the requirement set forth in Section 5.21(a) and (b) of the Loan Agreement that Borrower's Fixed Charge Coverage be more than 1.1 to 1.0 for the fiscal quarter and fiscal year ending December 31, 2005.

                 (ii) Lender does hereby amend Section 5.21(a) and Section 5.21(b) of the Loan Agreement as follows (it being intended to reset Borrower's Fixed Charge Coverage effective with the fiscal quarter ending March 31, 2006, and for all fiscal quarters thereafter):

                           (a) (1) As at March 31, 2003 and at all times thereafter through and including June 30, 2005, BORROWER must maintain its "Fixed Charge Coverage" at a ratio greater than 1.1 to 1.0.


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

                                 (2) As at September 30, 2005, and December 30, 2005, BORROWER's compliance with any "Fixed Charge Coverage" shall be waived.

                                 (3) As at March 31, 2006, BORROWER must
                                 maintain its "Fixed Charge Coverage" at a ratio greater than 1.0 to 1.0 for the three-month period ending March 31, 2006.

                                 (4) As at June 30, 2006, BORROWER must maintain its "Fixed Charge Coverage" at a ratio greater than 1.1 to 1.0 for the six-month period ending June 30, 2006.

                                 (5) As at September 30, 2006, BORROWER must maintain its "Fixed Charge Coverage" at a ratio greater than 1.1 to 1.0 for the nine-month period ending September 30, 2006.

                                 (6) As at December 31, 2006, BORROWER must maintain its "Fixed Charge Coverage" at a ratio greater than 1.1 to 1.0 for the twelve-month period ending December 31, 2006.

                                 (7) As at March 31, 2007, and continuing at all times thereafter, BORROWER must maintain its "Fixed Charge Coverage" at a ratio greater than
                                 1.1 to 1.0.

                           (b) Except for the test dates March 31, 2006, and June 30, 2006, and September 30, 2006, on which compliance will be tested on a year-to-date basis, compliance with this Section will be tested quarterly and annually, using a rolling 12 month basis, by reference to BORROWER's annual and quarterly financial statements required to be submitted pursuant to Section
                                 5.6 above and by using GAAP.



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

                 (iii) Lender does hereby amend Section 6.15(b) of the Loan Agreement as follows (it being intended to waive testing as at March 31, 2006, of the covenant prohibiting losses in any two fiscal consecutive quarters):

                           (b) LENDER will determine compliance with this Section on a quarterly basis (commencing with the fiscal quarter ending March 31,
                                    2003) using the consolidated financial
                                    information required to be submitted by
                                    BORROWER under this Agreement and by using
                                    GAAP, provided, however, that
                                    notwithstanding the foregoing, LENDER will not test this covenant on March 31, 2006.

                 Lender's aforesaid waiver and amendments are subject to Borrower's confirmation and acceptance of the following terms and conditions (and Borrower's acceptance of this letter by its execution of a copy hereof will be deemed such confirmation and acceptance):

         (1) (a) Borrower must confirm and, by its acceptance and execution of a copy of this letter, does confirm that all amounts due and owing under the Revolving Loan, the Loan Agreement and the Loan Documents described therein (hereinafter the "Loan Documents") are owed to Lender without offset, defense, recoupment, set-off, deduction, or counterclaim.

                  (b) Borrower must confirm and, by its acceptance and execution of a copy of this letter, does confirm that as of March 21, 2006, the following principal and interest amounts were owed on the Revolving Loan:

                           (1) Principal $21,026,009.38
                           (2) Interest: interest which accrued from March 1,
                               2006.

         (2) Borrower must confirm and, by its acceptance and execution of a copy of this letter, does confirm that there exist no claims or charges against any actions or inactions of Lender in extending the Revolving Loan or in making disbursements thereunder or in otherwise administering the Revolving Loan, the Loan Agreement and/or the Loan Documents.

         (3) Borrower must waive, release and discharge and, by its acceptance and execution of a copy of this letter, does waive, release and discharge any and all claims or causes of action of any kind whatsoever, whether at law or in equity, arising on or prior to the date hereof, which Borrower may have


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

                  against Lender, its predecessors, its successors and assigns, agents, employees and counsel, in connection with the Revolving Loan, the Loan Agreement and the Loan Documents. The waivers and releases made herein include the waiver of any damages which may have been or may in the future be caused to Borrower or to its properties or business prospects because of the actions waived and released and the agreements made herein, including without limitation, any actual or implicit, direct or indirect, incidental or consequential damages suffered by Borrower therefrom, including but not limited to
                  (a) lost profits, (b) loss of business opportunity, (c) increased financing costs, (d) increased legal and other administrative fees and (e) damages to business reputation.

         (4) Borrower must confirm and, by its acceptance and execution of a copy of this letter, does confirm that all of the terms, covenants and provisions of the Revolving Loan, the Loan Agreement and the Loan Documents (as all have been heretofore and hereby amended) shall continue in full force and effect.

         (5) Borrower must continue to comply with the terms of the Revolving Loan and not be in default thereunder.

         (6) All rights of Lender shall continue to be determined in accordance with the Loan Agreement and the Loan Documents until all Liabilities (as defined in the Loan Agreement) are paid in full.

         (7)      This waiver with respect to the Fixed Charge Coverage of
                  Section 5.21 of the Loan Agreement relates only to Borrower's fiscal quarter and fiscal year ending December 31, 2005, and only for such fiscal quarter and such fiscal year ending December 31, 2005.

         (8) The Fixed Charge Coverage provisions of Section 5.21(a) of the Loan Agreement, as hereby amended, will remain in effect for all quarters effective with the fiscal quarter ending March 31, 2006, and for all fiscal quarters thereafter.

         (9) This waiver with respect to the covenant prohibiting losses in any two fiscal consecutive quarters as set forth in Section 6.15(b) of the Loan Agreement relates only to Lender's agreement not to test such covenant as at March 31, 2006.

         (10) This letter will be deemed a modification of the Loan Agreement and Borrower's obligations hereunder will be considered a covenant of the Loan Agreement.



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

         (11) All of the Loan Documents described and defined in the Loan Agreement shall be deemed to be amended in manner consistent hereto and conforming herewith.

         (12) Five Star Products, Inc., as guarantor of the amounts owed under the Loan Agreement, must confirm to Lender that its instrument of guaranty continues in full force and effect and is not impaired or otherwise lessened or adversely affected by the waiver and amendment granted by this letter.

         (13) JL Distributors, Inc. as the holder of debt whose payment has been subordinated to the payment of the Liabilities owed under the Loan Agreement, must confirm to Lender that its instrument of subordination continues in full force and effect and is not impaired or otherwise lessened or adversely affected by the waiver and amendment granted by this letter.

         (14) Borrower must pay for the services of Lender's counsel who was engaged to review the Loan Agreement and to assist in the preparation of this letter and authorizes Lender to effect payment of such fee in the manner allowed by the "Authorization to Charge Accounts" as set forth in the Loan Agreement.

                 If Borrower is in agreement with the terms and conditions of this letter, please execute and also have guarantor Five Star Products, Inc., and subordinated debt holder JL Distributors, Inc., execute the enclosed copy of this letter and return it to me no later than March 25, 2006.

                                             Very truly yours,

                                             BANK OF AMERICA, N.A.


                                             By: Edmundo Kahn, Vice President




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




                        CONSENT OF FIVE STAR GROUP, INC.


                FIVE STAR GROUP, INC., hereby agrees to the terms and conditions of the above letter as of March 23, 2006.

WITNESS:                                          FIVE STAR GROUP, INC.


_____________________________                     By: _________________________
Lydia DeSantis, Corporate Secretary                   Steve Schilit, Exec. VP


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